        As filed with the Securities and Exchange Commission on October 24, 1997
                                                       Registration No. 333-____
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           -----------------------

                                  FORM S-8
                           REGISTRATION STATEMENT

                                    Under
                         The Securities Act of 1933

                           -----------------------

                       HALL, KINION & ASSOCIATES, INC.
           (Exact name of registrant as specified in its charter)

           DELAWARE                                         7370                    77-0337705
  (State or other jurisdiction              (Primary Standard Industrial          (IRS Employer
of incorporation or organization)            Classification Code Number)        Identification No.)

                         19925 STEVENS CREEK BOULEVARD
                          CUPERTINO, CALIFORNIA 95014

              (Address of principal executive offices) (Zip Code)

                           ------------------------

                        HALL, KINION & ASSOCIATES, INC.
                            1997 STOCK OPTION PLAN
                       IT PROFESSIONAL STOCK OPTION PLAN
                         EMPLOYEE STOCK PURCHASE PLAN
             WRITTEN COMPENSATION AGREEMENT WITH PAUL J. BARTLETT
                           (Full title of the Plans)

                            -----------------------

                                BRENDA C. HALL
                            CHIEF EXECUTIVE OFFICER
                        HALL, KINION & ASSOCIATES, INC.
                         19925 STEVENS CREEK BOULEVARD
                          CUPERTINO, CALIFORNIA 95014

                    (Name and address of agent for service)
                                (408) 863-5600

               (Telephone number, including area code, of agent for service)



                        CALCULATION OF REGISTRATION FEE
===================================================================================================
          Title of                       Proposed Maximum        Proposed Maximum
         Securities       Amount             Offering               Aggregate         Amount of
           to be          to be               Price                 Offering        Registration
         Registered     Registered (1)      per Share(2)            Price(2)             Fee
---------------------  -------------     ----------------        ----------------   ------------
1997 Stock Option Plan
----------------------
Options to purchase
 Common Stock          2,492,392                N/A                    N/A               N/A

Common Stock
 (par value $.001)     2,492,392 shares       $19.125               $47,666,997       $14,444.53

IT Professional Stock
---------------------
 Option Plan
 -----------
Options to purchase
 Common Stock            350,000                N/A                    N/A               N/A

Common Stock
 (par value $.001)       350,000 shares       $19.125               $ 6,693,750       $ 2,028.40

Written Compensation
--------------------
 Agreement for
 -------------
 Paul J. Bartlett
 ----------------
Options to purchase
 Common Stock            974,000                N/A                    N/A               N/A

Common Stock
 (par value $.001)       974,000 shares       $19.125               $18,627,750       $ 5,644.77

Employee Stock
--------------
 Purchase Plan
 -------------
Common Stock
 (par value $.001)       150,000 shares       $19.125               $2,868,750        $   869.32
===================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Stock Option Plan, IT Professional Stock Option Plan, Employee Stock Purchase Plan and Written Compensation Agreement with Paul J. Bartlett by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Hall, Kinion & Associates, Inc.
(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the fair market value per share of Common Stock of Hall, Kinion & Associates, Inc. on October 20, 1997.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

     Hall, Kinion & Associates, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):



     (a) The Registrant's prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registration Statement No. 333-28365 on Form S-1 filed with the SEC on June 3, 1997, in which there is set forth audited financial statements for the Registrant's fiscal years ended December 31, 1995 and 1996; and

     (b) The Registrant's Registration Statement No. 0-22869 on Form 8-A filed with the SEC on July 22, 1997 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), together with amendments thereto, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.



     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.



Item 4.  Description of Securities
         -------------------------

     Not Applicable.


Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

     Not Applicable.


Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Article VII, Section 6, of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into indemnification agreements with its officers and directors. The indemnification agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.


Item 8.  Exhibits
         --------


Exhibit
Number      Exhibit
-------     -------



  4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-22869 on Form 8-A, together with amendments thereto, which are incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.

  5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

 23.1       Consent of Deloitte & Touche LLP, Independent Auditors.

 23.2       Consent of Independent Public Accountants, Arthur Andersen LLP.

 23.3 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

 24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.


Item 9.  Undertakings
         ------------

            A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the
     --------
     information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1997 Stock Option Plan, IT Professional Stock Option Plan, Employee Stock Purchase Plan and/or Written Compensation Agreement with Paul J. Bartlett.

            B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


            C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California on this 17th day of October, 1997.



                             HALL, KINION & ASSOCIATES, INC.



                             By:   /s/ Brenda C. Hall
                                ----------------------------------------
                                Brenda C. Hall
                                Chief Executive Officer, Chairman of
                                the Board and Director


                                 POWER OF ATTORNEY
                                 -----------------

KNOW ALL PERSONS BY THESE PRESENTS:


     That the undersigned officers and directors of Hall, Kinion & Associates, Inc., a Delaware corporation, do hereby constitute and appoint Paul J. Bartlett and Martin A. Kropelnicki, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                                 Title                                 Date
---------                                                 -----                                 ----
 /s/ Brenda C. Hall                   Chief Executive Officer, Chairman of the Board
---------------------------------     (Principal Executive Officer) and Director           October 17, 1997
 Brenda C. Hall

/s/ Martin A. Kropelnicki             Chief Financial Officer  and Vice President
---------------------------------     (Principal Financial and Accounting Officer)         October 17, 1997
Martin A. Kropelnicki


/s/ Paul J. Bartlett                  President and Director                               October 17, 1997
---------------------------
Paul J. Bartlett

Signature                                                 Title                                 Date
---------                                                 -----                                 ----
/s/ Todd J. Kinion                    Director                                             October  17, 1997
---------------------------
Todd J. Kinion

/s/ Kathleen D. LaPorte               Director                                             October  17, 1997
---------------------------
Kathleen D. LaPorte

/s/ Jon H. Rowberry                   Director                                             October  17, 1997
---------------------------
Jon H. Rowberry

                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number      Exhibit
-------     -------
  4         Instruments Defining Rights of Stockholders.  Reference is made to
            Registrant's Registration Statement No. 0-22869 on Form 8-A, together with amendments thereto, which are incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.

  5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

 23.1       Consent of Deloitte & Touche LLP, Independent Auditors.

 23.2       Consent of Independent Public Accountants, Arthur Andersen LLP.

 23.3 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

 24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.